UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2016

IMPERIAL OIL LIMITED

(Exact name of registrant as specified in its charter)

Canada	0-12014	98-0017682
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Quarry Park Boulevard S.E., Calgary, Alberta		T2C 5N1
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 567-3776

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

At the annual meeting of shareholders on April 29, 2016, each of the seven nominees proposed as directors of Imperial Oil Limited (the “Company”) were elected to hold office until the close of the next annual meeting. The votes for the directors were: K.T. Hoeg 753,651,407 shares for and 638,787 shares withheld, R.M. Kruger 728,252,929 shares for and 26,037,265 shares withheld, J.M. Mintz 753,507,732 shares for and 782,462 shares withheld, D.S. Sutherland 753,542,775 shares for and 747,419 shares withheld, D.G. Wascom 726,854,339 shares for and 27,435,855 shares withheld, S.D. Whittaker 750,654,547 shares for and 3,635,647 shares withheld and V.L. Young 752,305,119 shares for and 1,985,075 shares withheld.

At the same annual meeting of shareholders, PricewaterhouseCoopers LLP were reappointed as the auditors of the Company by a vote of 758,208,343 shares for and 1,374,294 shares withheld from the reappointment of the auditors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERIAL OIL LIMITED

Date: April 29, 2016
	By:	/s/ Lara H. Pella

	Name:	Lara H. Pella
	Title:	Assistant General Counsel and Corporate Secretary

	By:	/s/ Cathryn M. Walker

	Name:	Cathryn M. Walker
	Title:	Assistant Corporate Secretary